                                                                  Exhibit 23.02

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 7, 2001 (except for the last paragraph of Note 11, as to which the date is November 21, 2001), in Amendment No. 4 to the Registration Statement (Form S-1) and related Prospectus of NetScreen Technologies, Inc. for the registration of 11,500,000 shares of its common stock.


    Our audit also included the financial statement schedule of NetScreen Technologies, Inc. listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule, referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ ERNST & YOUNG LLP

San Jose, California

December 7, 2001